Exhibit 23.2      Consent of Independent Auditors

                   (Letterhead of Timothy L. Steers, CPA, LLC)

         We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Nova Communications Ltd. of our report dated April 10, 2004 on our audits of the consolidated balance sheets of Nova Communications Ltd. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2003.


                                           /s/ TIMOTHY L. STEERS

June 9, 2004
Portland, Oregon











































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